Exhibit 10.4

CONFORMED COPY

WebMD Health Corp.

111 Eighth Avenue

New York, NY 10001

As of May 8, 2013

Martin J. Wygod

[address on file with Registrant]

Dear Marty:

The purpose of this Letter Agreement is (1) to amend your Employment Agreement (as previously amended, the “Employment Agreement”) dated August 3, 2005 with WebMD Health Corp. (the “Company”) and (2) to notify you of an equity award that has been granted to you. Capitalized terms used herein without definition have the meanings specified in the Employment Agreement.

1. Amendment to Employment Agreement. In the event of a termination of your employment by the Company without Cause or by you for Good Reason on or following a Change in Control (which, for the sake of clarity, is as defined in the Company’s 2000 Amended and Restated Long-Term Incentive Plan), you shall be entitled to receive any amounts that have been contributed to the Company Supplemental Bonus Plan, but not yet paid to you, which shall be payable to you at the time specified in such Plan for terminated employees.

2. Equity Grant. The Compensation Committee of the Board of Directors of the Company approved the following equity grant to you effective May 8, 2013 (the “date of grant”): 75,000 shares of Restricted Stock (the “Restricted Shares”) under the terms of the Company’s Amended and Restated 2005 Long Term Incentive Plan. The Restricted Shares shall vest and the restrictions thereon lapse in equal annual installments of 33-1/3% commencing on the first anniversary of the date of grant subject to your continued employment on the applicable dates except set forth in the Employment Agreement. The Restricted Shares are “Outstanding Equity” for purposes of the Employment Agreement. Subject to the terms of the Employment Agreement, the Restricted Shares shall be evidenced by the Company’s standard form of restricted stock agreement.

Except as set forth herein, the Employment Agreement remains in full force and effect and is hereby ratified in all respects. All references to the Employment Agreement shall be deemed a reference to the Employment Agreement as amended hereby.

WEBMD HEALTH CORP.

By:	/s/ Douglas W. Wamsley
Name: Douglas W. Wamsley
Title: Executive Vice President

Acknowledged and Agreed

/s/ Martin J. Wygod
Martin J. Wygod

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